UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2026

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California	95816
(Address of principal executive offices)	(Zip Code)

(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 18, 2025, DevvStream Corp. (the “Company”) received a notification letter (the “Net Income Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that since it did not comply with the minimum $500,000 net income requirement or the alternatives of market value of listed securities or stockholders’ equity (the “Net Income Deficiency”), the Company no longer complied with Listing Rule 5550(b) (the “Net Income Requirement”). Based on Nasdaq’s review of the compliance plan and materials submitted by the Company on January 22 and February 11, 2026, Nasdaq granted the Company an extension until May 18, 2026 to comply with the Net Income Requirement (the “Net Income Compliance Extension”).

Also as previously reported, on April 7, 2026, the Company received a separate written notification (the “Bid Price Notice”) from Nasdaq indicating that because the bid price for the Company’s common shares, no par value (“Common Shares”), for the previous 30 consecutive business days (February 23, 2026 to April 6, 2026) had closed below the $1.00 per share minimum (the “Bid Price Deficiency”), the Company is no longer in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”). Further, the Bid Price Notice states that, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) due to the fact that the Company effected a reverse stock split over the prior one-year period. The Bid Price Notice further states that unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”), the Company’s Common Shares would be subject to suspension/delisting.

Accordingly, the Company requested a hearing before the Panel to address the Bid Price Deficiency. Such hearing occurred on May 19, 2025.

Subsequently, on May 20, 2026, due to the expiration of the Net Income Compliance Extension, the Company received formal notification that it has not regained compliance with the Net Income Requirement and that, accordingly, the Panel will consider the Net Income Deficiency in their decision regarding the Company’s continued listing on Nasdaq, in addition to considering the Company’s lack of compliance with the Minimum Bid Price Rule, and suggested that the Company should present its views with respect to this Net Income Deficiency to the Panel in writing no later than May 27, 2026.

The Company intends to do so. However, there can be no assurance that the Company will be able to regain compliance or maintain its listing on Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s intent or ability to regain compliance with the Minimum Bid Price Rule or the Net Income Requirement, the outcome of any Nasdaq hearing and appeal process and the Company’s intent or ability to maintain its common stock’s listing on Nasdaq. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2026
DEVVSTREAM CORP.

	By:	/s/ Sunny Trinh
	Name:	Sunn Trinh
	Title:	Chief Executive Officer